UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2022

CEPTON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39959	27-2447291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 West Trimble Road

San Jose, CA 95131

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 408-459-7579

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.00001 per share	CPTN	The Nasdaq Capital Market
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share, subject to adjustment	CPTNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed by Cepton, Inc. (the “Company”) on October 27, 2022, the Company entered into an Investment Agreement with Koito Manufacturing Co., Ltd. (the “Investor”). The Investment Agreement contemplates that a member of the Company’s board of directors, to be mutually agreed upon by the Company, the Investor and such director, will submit a conditional letter of resignation, pursuant to which such director will resign their office as a director of the Company, effective as of the Closing Date (as defined in the Investment Agreement) and conditional upon the occurrence of the Closing (as defined in the Investment Agreement). Following execution of the Investment Agreement, the Company, the Investor and Winston Fu, a member of the Company’s board of directors, agreed that Dr. Fu would resign in satisfaction of the Company’s obligations under the Investment Agreement. As part of their discussions, Dr. Fu informed the Company and the Investor that he would like to pursue other opportunities prior to the anticipated Closing Date and the Company and the Investor agreed, in light of Dr. Fu’s generous contributions to the Company over the last six years, to accept a non-conditional resignation letter in satisfaction of the Company’s obligations under the Investment Agreement. On November 13, 2022, Dr. Fu submitted a letter of resignation, resigning from the Company’s board of directors and all other offices and positions, including as Advisor on Strategic Projects, effective as of November 18, 2022. Dr. Fu’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company’s board of directors and management thank Dr. Fu for his many years of service and his guidance as the Company transitioned into a publicly traded company this year.

In connection with his separation from employment, Dr. Fu and the Company intend to enter into a separation agreement that will provide for Dr. Fu’s award of restricted stock units, that was scheduled to vest in May 2023, to be fully vested upon his separation and will include a general release of claims by Dr. Fu in favor of the Company.

The Company expects the vacancy created by Dr. Fu’s resignation to remain unfilled pending the transactions contemplated by the Investment Agreement, which contemplates the appointment of a replacement director effective as of the Closing Date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPTON, INC.

Date: November 13, 2022	By:	/s/ Jun Pei
	Name:	Jun Pei
	Title:	President and Chief Executive Officer

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